FIRST BANKING CENTER, INC.
                              400 Milwaukee Avenue
                           Burlington, Wisconsin 53105

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 17, 2001

The Annual Meeting of Stockholders of First Banking Center, Inc. (the "Corporation") will be held at 1:30 P.M. on April 17, 2001 (the "Annual Meeting"), at First Banking Center, Inc., 400 Milwaukee Avenue, Burlington, for the purposes set forth in the attached Notice of Annual Meeting. The accompanying Proxy is solicited on behalf of the Board of Directors of the Corporation in connection with such meeting or any adjournment(s) thereof. The approximate date on which the Proxy Statement and form of Proxy are expected to be sent to security holders is March 16, 2001.

                       VOTING OF PROXIES AND REVOCABILITY

When the Proxy is properly executed and returned to the Secretary of the Corporation, it will be voted as directed by the Stockholder executing the Proxy unless revoked. If no directions are given, the shares represented by the Proxy will be voted FOR the election of the nominees listed in the Proxy Statement and FOR ratification of the proposed amendment of the 1994 Incentive Stock Plan. If additional matters are properly presented, the persons named in the Proxy will have discretion to vote in accordance with their own judgment in such matters. Any person giving a Proxy may revoke it at any time before it is exercised by the execution of another Proxy bearing a later date, or by written notification to the Secretary of the Corporation, Mr. John S. Smith, Secretary of First Banking Center, Inc., 400 Milwaukee Avenue, Burlington, Wisconsin 53105. Stockholders who are present at the Annual Meeting may revoke their Proxy and vote in person if they so desire. The amendment of the 1994 Incentive Stock Plan will be ratified if the votes cast in favor of the amendment exceed the votes cast against it.

         VOTING SECURITIES, PERSONS ENTITLED TO VOTE AND VOTES REQUIRED

As of January 31, 2001, there were 1,477,022 shares of Common Stock ($1.00 par value) (the "Common Stock") of the Corporation outstanding. The Board of Directors has fixed March 2, 2001 as the record date and only stockholders whose names appear of record on the books of the Corporation at the close of business on March 2, 2001, will be entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. A stockholder is entitled to one vote for each share of stock registered in his or her name. A majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. The three nominees for director who receive the largest number of affirmative votes cast at the Annual Meeting will be elected as directors.

THE COST OF SOLICITATION OF THE PROXIES WILL BE BORNE BY FIRST BANKING CENTER, INC. IN ADDITION TO USE OF THE MAILS, PROXIES MAY BE SOLICITED PERSONALLY BY THE OFFICERS OF FIRST BANKING CENTER, INC., AND BY TELEPHONE.

The complete mailing address of First Banking Center, Inc. is 400 Milwaukee Avenue, P.O. Box 660, Burlington, Wisconsin, 53105.

                         PRINCIPAL HOLDERS OF SECURITIES

As of January 31, 2001, the Trust Department of a wholly owned subsidiary of the Corporation owned in a fiduciary capacity 139,928 shares of Common Stock, constituting 9.47% of the Corporation's outstanding shares entitled to vote. Sole voting and investment power is held with respect to 39,844 of such shares, representing 2.7% of the outstanding common stock. The only shareholder known to the Corporation to own beneficially more than 5% of the outstanding Common Stock is Mr. Roman Borkovec. Mr. Borkovec's address is 31008 Weiler Road, Burlington, WI 53105. Mr. Borkovec's holdings consist of 56,145 shares held directly; 18,947 shares held in joint tenancy with his wife; and 8,151 shares held by his wife in which shares Mr. Borkovec disclaims voting and investment powers. The total shares owned by Mr. Borkovec and his wife represent 5.64% of the outstanding Common Stock.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

The Board of Directors of the Corporation is divided in three classes designated as Class I, II, and III, as nearly equal in size as possible, with each class of directors serving staggered three-year terms. The term of office of directors in Class II expires at the Annual Meeting. At the Annual Meeting, shareholders will elect three Class II directors to serve until the Corporation's annual meeting of shareholders in the year 2004 and until their successors are elected and qualified.

It is the recommendation of the Board of Directors that the 3 nominees for Class II director listed below be elected. Unless authority is withheld by your proxy, it is intended that the shares represented by the proxy will be voted FOR the 3 nominees listed below. All listed nominees are incumbent directors. All listed nominees are also directors of First Banking Center, (the "Subsidiary Bank") the wholly owned subsidiary of the Corporation located in Burlington, Wisconsin. If any nominee is unable to serve for any reason, the proxies will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board has no reason to expect that any nominee will be unable to serve.


                                                                                                                       Director
                                            Name and Background                                                          Since

Nominees for Directors for Term Expiring in 2004

Class II Directors
David Boilini, age 48, has been President of J. Boilini Farms, a diversified commercial operation involved in the growing of vegetables and grain, as well as the production of mint for the flavoring industry since 1979. Mr.
    Boilini has been a director of the Subsidiary Bank since February 1993...............................................1993

Thomas Laken, Jr., age 58, has been President and owner of Finishing and Plating Services, a commercial electroplating job shop, located in Kenosha, Wisconsin since 1980. Mr. Laken was appointed to the Board in
    April of 1998. He has been a director of the Subsidiary Bank since 1996. ............................................1998

Daniel T. Jacobson, age 43, is a CPA and partner in the firm of Reffue, Pas, Jacobson & Koster, LLP in Monroe,
    Wisconsin. He has been with the accounting firm since 1979. Mr. Jacobson was appointed to the Board in April
    1998 and previously served on the Board of First Banking Center - Albany, a subsidiary bank of the Corporation, from 1994 until it was merged with First Banking Center, Burlington in April 1998....................................1998

                                            Name and Background                                                        Director
Continuing Directors                                                                                                     Since

Class I Directors (Term Expiring in 2003)
John S. Smith, age 41, has been President and Trust Officer of the Subsidiary Bank since April 1994. Mr. Smith has been a director of the Subsidiary Bank since 1992. He was Executive Vice President of the Subsidiary Bank, from
    1990 to 1994.........................................................................................................1992

John M. Ernster, age 51, has been Manager of Distribution Operations for Wisconsin Electric Power Company since
    1994 and has held various positions with Wisconsin Electric Power Company since 1972. He has been a director of the Subsidiary Bank since 1991. .....................................................................................1992

Richard McKinney, age 63, was elected Vice Chairman of the Board in November of 1998. He has been president of
    Tobin Drugs, Inc., Burlington, Wisconsin since 1981 and owner of Sue's Hallmark, Lake Geneva, Wisconsin since
    1993. Mr. McKinney has been a director of the Subsidiary Bank since May 1988.........................................1988


Keith Blumer, age 52, has been President and owner of Plainview Stock Farms, a cattle and grain farm operation near Albany, Wisconsin since 1979. Mr. Blumer was appointed to the Board in April 1998 and previously served on the Board of First Banking Center - Albany, a subsidiary bank of the Corporation, from 1985 until it was merged with First Banking Center, Burlington in April 1998. ................................................................1998

                                            Name and Background                                                        Director
Class III Directors (Term Expiring in 2002)                                                                              Since
Brantly Chappell, age 47, was hired as President and CEO of the Corporation in October 1997. At that time he was also appointed to the Board of the Corporation and the Board of the Subsidiary Bank. In April of 1998 Mr.
    Chappell was elected CEO of the Subsidiary Bank. From 1983 to 1997 Mr. Chappell held various senior management positions with Bank One, most recently Executive Vice President/Market Manager of Madison Market. ...................1997

Melvin W. Wendt, age 62, was elected Chairman of the Board in November of 1998. He has owned and operated Mel
    Wendt Realty, a real estate brokerage firm, since 1964. Mr. Wendt has also served as Chairman of the Board of the Subsidiary Bank since November 1998 and has been a member of the Subsidiary Bank board since 1989. ..............1989

Charles R. Wellington, age 51, has been a partner in the law firm of Kittelsen, Barry, Ross, Wellington and
    Thompson since 1981. Mr. Wellington previously served on the Board of First Banking Center - Albany, a subsidiary bank of the Corporation, from 1989 until it was merged with First Banking Center, Burlington in
    April 1998. .........................................................................................................1996

Dr. Robert Fait, age 56, has been a Doctor of Optometry at Family Vision and Contact Lens Center Eye Clinic in
    Burlington, Wisconsin since 1968. He founded and has served as president of WVA, a wholesale medical supply distribution firm, since 1982. He also founded and has served as vice president of Pentech Pharmaceuticals, a research and development drug company, since 1993. Dr. Fait has been a member of the Subsidiary Bank Board since November 1998. ................................................................................................2000


Information Regarding Board of Directors and Committees

The Board of Directors of First Banking Center, Inc., held three meetings during the year of 2000.

All Directors attended at least 75% of the meetings of the Board of Directors and committees of which they were a member.

The committees and committee assignments are set forth below. In addition, Directors of the Corporation serve as Directors and committee members of the Corporation's Subsidiary Bank.

The Compensation Committee, whose members in 2000 were Mr. Wendt, Dr. Fait and Mr. Laken, met three times during 2000. The committee's duties are to define personnel needs, establish compensation and fringe benefit guidelines, and evaluate senior management performance. The committee makes its recommendations to the full Board for their approval.

The Audit Committee, whose members in 2000 were Mr. Ernster, Mr. Laken, and Mr. Jacobson met five times during 2000. The primary function is to verify and evaluate operational systems in the Corporation and to determine that proper accounting and audit procedures are being followed as established by company policies. Additionally, the Audit Committee makes recommendations as to the engagement of independent auditors.

The Nominating Committee whose members are Mr. Wendt, Mr. Smith, Mr. Ernster, Mr. Chappell, and Mr. Wellington met once during 2000. The committee is responsible  for the  selection  of  nominees  to the  Board of  Directors.  The
Nominating Committee will consider nominees to the Board submitted by stockholders in writing to the Secretary of First Banking Center, Inc.

For additional information on the Compensation Committee, please refer to "Compensation Committee Report on Executive Compensation." For additional information on the Audit Committee, please refer to "Audit Committee Disclosures" and "Audit Committee Report."

                            CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to the beneficial ownership of shares of Common Stock of each continuing director, each nominee for director, and each Named Executive Officer, individually, and all directors and executive officers of the Corporation, as a group. Except as otherwise indicated in the footnotes to the table, each individual has sole investment and voting power with respect to the shares of Common Stock set forth.

                                    .                       Common Stock directly,
Name and Other Position with                              indirectly or beneficially        Percent of
First Banking Center, Inc.                               owned as of January 20, 2001       Outstanding
--------------------------                               ----------------------------       -----------
Brantly Chappell (President & CEO)....................................7,280  (1)(2)              .49%
John S. Smith (Secretary)............................................19,797  (1)(3)             1.34%
Melvin W. Wendt (Chairman)...........................................14,449  (1)(4)              .98%
Richard McKinney (Vice Chairman)......................................9,706  (1)(5)              .66%
Keith Blumer..........................................................2,329  (1)(6)              .16%
David Boilini........................................................15,720  (1)(7)             1.06%
John M. Ernster.......................................................2,454  (1)(8)              .17%
Robert Fait..........................................................30,019  (1)(9)             2.03%
Daniel T. Jacobson....................................................1,925  (1)(10)             .13%
Thomas Laken, Jr......................................................4,372  (1)(11)             .30%
Charles R.Wellington..................................................3,667  (1)(12)             .25%
All directors and named executive officers as a group...............111,718                     7.57%

<F1>
(1)......Includes shares issuable pursuant to incentive stock options exercisable  within sixty days of January 31, 2001 as follows:
              Mr. Chappell,  4,333 shares,  Mr. Smith, 4,900 shares, Mr. Wendt, 567 shares,  Mr. McKinney,  567 shares,  Mr. Blumer,
              567 shares, Mr. Boilini,  567 shares,  Mr. Ernster,  467 shares, Dr. Fait, 367 shares, Mr. Jacobson,  567 shares,  Mr.
              Laken, 467 shares, Mr. Wellington, 567 shares.
<F2>
(2)......Includes 716  shares held directly by  Mr. Chappell,  1,130 shares held in joint tenancy  with his wife  in whom shares Mr.
         Chappell  shares voting and  investment powers, and 1,101 shares held by his wife in whom  Mr. Chappell disclaims voting or investment powers.
<F3>
(3)......Includes 14,872 shares held directly by Mr. Smith and 25 shares,  which Mr.  Smith holds in custody for his daughter  under the  Wisconsin Uniform Gift to Minors Act.
<F4>
(4)......Includes 2,925 shares held directly by Mr. Wendt and 10,957 shares held in joint tenancy with his wife in which shares  Mr.
         Wendt has shared voting and investment powers.
<F5>
(5)......Includes  4,364 shares held  directly by  Mr. McKinney,  2,452 shares held in  joint tenancy with his wife  in which shares
         Mr.  McKinney  shares voting and  investment powers, and  2,323  shares held  by his wife  in which Mr.  McKinney disclaims voting or investment powers.
<F6>
(6)......Includes 1,662 shares held  directly by Mr.  Blumer and 100 shares held in joint  tenancy with his wife in which Mr. Blumer shares voting and investment powers.


<F7>
(7)......Includes 10,780 shares held directly by Mr. Boilini,and 1,878 shares owned by J. Boilini Farms which Mr. Boilini has shared voting and investment powers, and 2,495 shares held in a trust of which Mr. Boilini is trustee.
<F8>
(8)......Includes  1,817shares  held directly by Mr. Ernster and 170 shares held by his  wife in which shares Mr. Ernster  disclaims voting or investment powers.
<F9>
(9)......Includes 400 shares held directly by Dr. Fait and 29,194 shares held in a Trust of which Dr. Fait and his wife are trustees and share voting and  investment  powers,  and 58  shares held  by his  wife in which  shares Dr.  Fait disclaims voting or investment powers.
<F10>
(10).....Includes  425 shares held  directly by Mr.  Jacobson,  733  shares held in joint  tenancy with his wife in which shares Mr.
         Jacobson  shares voting and investment  powers,  and 200 shares which Mr.  Jacobson holds in custody for his daughter under the Wisconsin Uniform Gift to Minors Act.
<F11>
(11).....Includes 2,763 shares held  directly by Mr.  Laken,  896 shares held in joint tenancy with his wife in whom shares Mr.Laken shares  voting and investment powers,  and  246 shares held by his  wife in whom  Mr. Laken  disclaims voting or investment powers.
<F12>
(12).....Includes of 3,100 shares held directly by Mr. Wellington

                            COMPENSATION OF DIRECTORS
Fees

Non-employee directors of the Corporation were paid the following fees for their services in 2000: $525 per Subsidiary Bank board meeting, and $100 per Subsidiary Bank committee meeting attended. If the Corporation's board meetings are held in conjunction with the Subsidiary Bank meeting, the fee is $100 per Corporation Board meeting attended. Otherwise, the fee for the Corporation's Board meetings is $525 and $100 for Committee meetings.

Pension Plan

First Banking Center (the "Subsidiary Bank"), a wholly owned subsidiary of the Corporation, has entered into pension and death benefit agreements with some of its directors. Only directors who joined the Board before 1990 are eligible to participate. Pursuant to the agreement, pension benefits accrue at the rate of $10,000 for each full year a director serves on the board for the first six years of service. Upon completing six full years of service, the director is entitled to ten annual payments of ten thousand dollars each. Payments will commence in January of the year in which the director attains the age of 65 years. Payments under the plan are funded through the purchase of life insurance. The Subsidiary Bank is the owner and beneficiary of such life insurance policies and is responsible for payment of the premium on such policies. Total deferred liability expense for the Directors' pension and death benefit agreements was $37,000, $64,000, and $56,000, respectively, for 2000, 1999, and 1998.

Previously existing pension and death benefit agreements with directors who joined the Board after 1990 were terminated in January 2000. Pursuant to the termination agreements the directors relinquished all claims under the pension and death benefit agreements in consideration of the payment of accrued benefits (as of the termination date) and assignment of life insurance policies designed to fund the benefits to the directors.

Deferred Compensation Plan

The Subsidiary Bank has also established a deferred compensation plan for its directors pursuant to which a director may have a portion of his/her director's fees deferred. Upon attaining the age of 65 or normal retirement, the Subsidiary Bank will pay monthly benefits for a period of 15 years. The amount of such payment is determined in each case by the amount of fees deferred and length of participation in the deferred compensation plan. Total deferred liability expense was $36,000, $37,000 and $37,000, respectively, for 2000, 1999, and
1998. Deferred directors' fees in each of the respective years were $4,200, $4,200 and $4,200.

Incentive Stock Plan

For a description of the Incentive Stock Plan see "EXECUTIVE COMPENSATION - Incentive Stock Plan." For a description of proposed amendment of the Incentive Stock Plan see "Proposal 2" .

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning paid or accrued compensation for services to the Corporation and its Subsidiary Bank for the fiscal years ended December 31, 2000, 1999 and 1998 earned by or awarded or paid to the persons who were chief executive officer and other executive officers of the Corporation (the "Named Executive Officers") whose salary and bonus exceeded $100,000 during 2000.







                           Summary Compensation Table

============================ =========================================================== =======================================
                                                                                                        Long-Term
                                                 Annual Compensation                                   Compensation
                                                                                                         Awards
============================ =========================================================== =======================================
---------------------------- --------- -------------- ------------- -------------------- -------------------- ------------------
                                                                                              Securities
         Name and                          Salary         Bonus            Other              Underlying          All Other
         Principal             Year          ($)           ($)            Annual             Options/SARs           Comp.
         Position                                                        Comp.(1)        (#)
---------------------------- --------- -------------- ------------- -------------------- -------------------- ------------------
Brantly Chappell,              2000       $ 175,000       $  28,000                               3,000             $ 28,000(2)
President and CEO              1999       $ 170,000       $  21,000                               7,000(8)          $ 21,000(3)
                               1998       $ 165,000                                               4,000             $ 14,000(4)

John S. Smith                  2000       $ 100,000       $  16,000                               2,600             $ 24,000(5)
Secretary                      1999       $ 103,000       $  10,000                               6,000(9)          $  6,000(6)
                               1998       $ 101,000       $   7,000                               4,000             $  6,000(7)

============================ ========= ============== ============= ==================== ==================== ==================
* Messrs.  Chappell  and Smith  also serve in various  capacities  as  directors and/or officers of the Corporation's subsidiary.

<F1>
(1)  Aggregate  amount of other annual compensation does not exceed the lesser of $50,000 or 10% of executive  officer's  salary and bonus, and therefore no disclosure is made.
<F2>
(2)  Contribution to the  Corporation's  Defined  Contribution  (401(k)) Plan of  $14,000; accrued liability  with respect to Salary
     Continuation Agreement of $14,000.
<F3>
(3)  Contribution to the  Corporation's  Defined  Contribution  (401(k)) Plan of $8,000;  accrued liability  with respect  to Salary
     Continuation Agreement of $13,000.
<F4>
(4)  Contribution  to the  Corporation's  Defined  Contribution  (401(k))  Plan of $2,000;  accrued liability with respect to Salary
     Continuation Agreement of $12,000.
<F5>
(5)  Contribution to the  Corporation's  Defined  Contribution  (401(k)) Plan of $6,000;  $18,000 payment of accrued liability  upon termination of the Directors Pension Plan of Subsidiary Bank.
<F6>
(6)  Contribution to the Corporation's Defined Contribution (401(k))Plan of $4,800; accrued liability of $1,200 under the Directors'
     pension plan of Subsidiary Bank.
<F7>
(7)  Contribution  to the  Corporation's  Defined  Contribution  (401(k)) Plan of  $5,000;  accrued  liability of  $1,000  under the
     Directors'  pension plan of Subsidiary Bank.
<F8>
(8)      Includes replacement for 4,000 options granted in 1998 and cancelled in 1999
<F9>
(9)      Includes replacement for 4,000 options granted in 1998 and cancelled in 1999

Employment Agreement and Salary Continuation Agreement

Effective October 6, 1997, the Corporation and Mr. Brantly Chappell entered into an employment agreement (the "Chappell Employment Agreement") pursuant to which Mr. Chappell will serve as President and Chief Executive Officer of the Corporation. The Chappell Employment Agreement has an initial term of two years, and is automatically renewed for an additional year at each anniversary date unless either party gives written notice that no such renewal shall occur. No such non-renewal notice has been given.

Under the Chappell Employment Agreement, Mr. Chappell will perform the customary duties of the Chief Executive Officer of the Corporation, as further set forth in the Corporation's Bylaws and as may, from time to time, be determined by the Corporation's Board of Directors. As compensation for such service, the Corporation will pay Mr. Chappell the greater of $165,000 annually or compensation as may be established from time to time during the employment period by the Board of Directors of the Corporation. During the employment period, Mr. Chappell is entitled to participate in such other benefits of employment such as are generally made available to executive officers of the Corporation and its subsidiary.

The Chappell Employment Agreement further provides that on or before December 31, 1997, the Corporation shall grant Mr. Chappell an option to purchase 2,000 shares of the Corporation's common stock, and on or before December 31, 1998, an additional option to purchase 4,000 shares of the Corporation's common stock shall be granted to Mr. Chappell. Both options are granted pursuant to the terms and conditions of the Corporation's 1994 Incentive Stock Plan. The exercise price for each grant is 100% of the market price of the stock on the date of grant.

If the Chappell Employment Agreement is terminated by the Corporation other than for reasons of Mr. Chappell's death, disability or retirement, or without "cause" as defined in the Chappell Employment Agreement; or if Mr. Chappell terminates the Chappell Employment Agreement following a "change in control" as defined in the Chappell Employment Agreement, then Mr. Chappell shall be entitled to receive severance payments equal to $75,000 annually for a period of two years from the termination date. In addition to the aforementioned severance payments, Mr. Chappell will be entitled to fringe benefits for the two-year period during which he is entitled to severance payments.

If Mr. Chappell is terminated due to disability, as defined in the Chappell Employment Agreement, he will be entitled to payment of his salary for one year at the rate in effect at the time notice of termination is given. Such disability payments will be reduced by payments received under any disability plan or Social Security or other governmental compensation program. If termination occurs for any reason other than those enumerated, the Corporation will be obligated to pay the compensation and benefits only through the date of termination.

The Chappell Employment Agreement provides that during the employment period and for one (1) year thereafter, Mr. Chappell shall not engage in any activity which will result in his competing with the Corporation or its subsidiary.

To further the objective of providing continued successful operation of the Corporation and its subsidiary and to provide additional incentive for Mr. Chappell to enter into the Chappell Employment Agreement, the Corporation and
Mr. Chappell have entered into a Salary Continuation Agreement (the "Continuation Agreement") as of October 6, 1997. The Continuation Agreement provides for monthly payments of $5,833.33 upon retirement at age 65 for the remainder of Mr. Chappell's life, with a guarantee of 180 such monthly payments to Mr. Chappell or his beneficiaries.

Upon Mr. Chappell's voluntary termination of employment prior to age 65 for reasons other than death or disability or upon Mr. Chappell's discharge at any
time  "for  cause"  as  defined  in  the  Chappell  Employment  Agreement,   the
Corporation will not be obligated to pay any benefits pursuant to the Continuation Agreement; however, if Mr. Chappell incurs voluntary or involuntary termination of employment prior to age 65 for reasons other that death, disability, or discharge for cause, but on or after a change in control as defined in the Continuation Agreement, Mr. Chappell will be entitled to the benefits payable under the Continuation Agreement.

The benefits provided in the Continuation Agreement are funded through the purchase of single premium life insurance policies with cash value sufficient to fund the payments required under the Continuation Agreement.

The Board of Directors believes that Mr. Chappell has substantially contributed to the successful and profitable operation of the Corporation and its subsidiary, and such contribution has and will continue to result in substantial enhancement of shareholder value. For these reasons and to provide management continuity, the Board of Directors has determined that the Chappell Employment Agreement and Continuation Agreement are in the best interest of the Corporation, its Subsidiary and its shareholders.

401(k) Profit Sharing Plan

The Corporation has a trusteed 401(k) profit sharing plan covering substantially all employees of the Corporation and its subsidiary. The plan allows for voluntary employee contributions. Total contributions to the 401(k) Plan by the Corporation were $163,000 in 2000, $156,000 in 1999 and $131,000 in 1998.

Incentive Stock Plan

The following table presents information about stock options granted during 2000 to the executive officers named in the Summary Compensation Table.

                           Stock Option Grants in 2000
                                Individual Grants
========================== ========================= ========================== ========================= =========================

                                  Number of              Percent of Total
                                  Securities            Options Granted to
                                  Underlying               Employees in                 Exercise                 Expiration
          Name                    Options(1)              Fiscal Year(1)                  Price                     Date
-------------------------- ------------------------- -------------------------- ------------------------- -------------------------
Brantly Chappell                     3,000                     7.36%                     $36.00                    11/2010

John Smith                           2,600                     5.56%                     $36.00                    11/2010
========================== ========================= ========================== ========================= =========================

(1)      All options granted in 2000 were granted under the 1994 Incentive Stock Plan.

The following table presents information concerning stock options exercised during 2000. Also shown is information on unexercised options as of December 31, 2000.





                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values
====================== ================ ================ =================================== ===================================
                                                                                                   Value of Unexercised,
                                                                    Number of                     In-the-Money Options(3)
                            Shares           Value                 Unexercised                           at FY End
       Name                Acquired      Realized(1)(2)         Options at FY End            Exercisable        Unexercisable
                          On Exercise                    Exercisable        Unexercisable
---------------------- ---------------- ---------------- ----------------------------------- -----------------------------------
      Brantly
     Chappell                 -0-            -0-               4,333               7,667      $28,000               $20,000
                             1,200         $18,500
       John                                                    4,900               6,600
       Smith                                                                                  $37,000               $18,000
====================== ================ ================ =================================== ===================================

<F1>
(1)      The exercise price for each grant was 100% of the market value of the shares on the date of grant.
<F2>
(2)      Represents market price at date of exercise, less option price, times number of shares.
<F3>
(3)      For valuation purposes, a December 31, 2000, market price of $37.38 was used.

On August 8, 1994, the Board of Directors of the Corporation adopted the First Banking Center, Inc. 1994 Incentive Stock Plan (the "Plan") which was approved by the shareholders on April 11, 1995.

The Plan replaced the 1984 Incentive Stock Plan, which terminated in April 1994. The purpose of the Plan is to advance the interests of the Corporation and its subsidiary by encouraging and providing for the acquisition of an equity interest in the Corporation by key employees and by enabling the Corporation and its subsidiary to attract and retain the services of employees upon whose skills and efforts the success of the Corporation depends. In addition the Plan is designed to promote the best interests of the Corporation and its shareholders by providing a means to attract and retain competent directors who are not employees of the Corporation or of its subsidiary. In 1999, the Plan was amended pursuant to ratification by the shareholders of the Corporation. For a further proposed amendment see Proposal 2 below.

Summary Description

The following summary description of the Plan is qualified in its entirety by reference to the full text of the amended Plan, a copy of which may be obtained upon request directed to the Corporation's Secretary at First Banking Center, Inc., 400 Milwaukee Avenue, Burlington, WI 53105.

The Plan is administered by the Compensation Committee of the Board, consisting of not less than three (3) directors (the "Committee"). The Committee is comprised of non-employee directors within the meaning of Rule 16b-3 as promulgated by the Securities and Exchange Commission. Subject to the terms of the Plan and applicable law, the Committee has the authority to: establish rules for the administration of the Plan; select the individuals to whom options are granted; determine the numbers of shares of Common Stock to be covered by such options; and take any other action it deems necessary for administration of the Plan.

Participants in the Plan consist of all members of the Board of Directors of the Corporation who are not employees of the Corporation or its subsidiary, and individuals selected by the Committee. Those selected individuals may include any executive officer or employee of the Corporation or its subsidiary and non-employee directors of the subsidiary who, in the opinion of the Committee, contribute to the Corporation's growth and development.

Subject to adjustment for dividends or other distributions, recapitalization, stock splits or similar corporate transactions or events, the total number of shares of Common Stock with respect to which options may be granted pursuant to the Plan is 300,000. The shares of Common Stock to be delivered under the Plan may consist of authorized but unissued stock or treasury stock.

The Committee may grant options to key employees and non-employee directors (other than directors of the Corporation) as determined by the Committee. The Committee has complete discretion in determining the number of options granted to each such grantee. The Committee also determines whether an option is to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code or a nonqualified stock option. Following the amendment approved in 1999, and effective December 1998, each non-employee director of the Corporation will automatically be granted a nonqualified stock option to purchase 500 shares of Common Stock in December of each succeeding year.

The exercise price for all options granted pursuant to the Plan is the fair market value of the Common Stock on the date of grant of the option; however, in case of options granted to a person then owning more than 10% of the outstanding Common Stock, the option price will not be less than 110% of the fair market value on such date. The Committee will determine the method and the form of payment of the exercise price. The payment may be in form of cash, Common Stock, other securities or other property having a fair market value equal to the exercise price.

Except for options granted to non-employee directors of the Corporation, options granted pursuant to the Plan expire at such time as the Committee determines at the time of grant, provided that no option may be exercised after the tenth anniversary date of its grant. Options granted to directors of the Corporation expire on the tenth anniversary of the date of grant. Options are exercisable in increments of one-third on the first, second and third anniversaries of the date of grant.

Stock acquired pursuant to the Plan may not be sold or otherwise disposed of before the later of the expiration of the two-year period beginning on the date of the grant of the option or the one-year period beginning on the date of the exercise of the option, except by gift, bequest or inheritance or in case of participant's disability or retirement. The Corporation also has a "right of first refusal" pursuant to which any shares of Common Stock acquired by exercising an option must first be offered to the Corporation before they may be sold to a third party. The Corporation may then purchase the offered shares on the same terms and conditions (including price) as applied to the potential third-party purchaser.

The Board of Directors of the Corporation may terminate, amend or modify the Plan at any time, provided that no such action of the Board, without approval of the shareholders may: increase the number of shares which may be issued under the Plan; materially increase the cost of the Plan or increase benefits to participants; or change the class of individuals eligible to receive options.

The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan. The grant of an option is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and the Corporation will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a nonqualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and the Corporation will be entitled at that time to a tax deduction for the same amount. The tax consequences to an optionee upon disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a nonqualified stock option. Generally, there will be no tax consequences to the Corporation in connection with the disposition of shares acquired under an option.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

General Policy

The compensation objective of the Corporation and its subsidiary is to link compensation with corporate and individual performance in a manner which will attract and retain competent personnel with leadership qualities. The process gives recognition to the marketplace practices of other banking organizations.

Toward the end of achieving long-term goals of the shareholders, the compensation program ties a significant portion of total compensation to the financial performance of the Corporation in relation to its peer group. The Compensation Committee makes recommendations on the compensation of the Corporation's officers to the Board of Directors. The Compensation Committee's recommendations reflect its assessment of the contributions to the long-term profitability and financial performance made by individual officers. In this connection, the Committee considers, among other things, the type of the officer's responsibilities, the officer's long-term performance and tenure, compensation relative to peer group and the officer's role in ensuring the financial success of the Corporation in the future. Financial performance goals considered by the Committee include earnings per share, return on assets, return on equity, asset quality, growth and expense control.

In addition to measuring performance in light of these financial factors, the Committee considers the subjective judgment of the Chief Executive Officer in evaluating performance and establishing salary, bonus and long-term incentive compensation for individual officers, other than the Chief Executive Officer. The Committee independently evaluates the performance of the Chief Executive Officer, taking into consideration such subjective factors as leadership, innovation and entrepreneurship in addition to the described financial goals.

Base Salary

In determining salaries of officers, the Committee considers surveys and data regarding compensation practices of financial institutions of similar size, adjusted for differences in product lines, nature of geographic market and other relevant factors. The Committee also considers the Chief Executive Officer's assessment of the performance, the nature of the position and the contribution and experience of individual officers (other than the Chief Executive Officer). The Committee independently evaluates the Chief Executive Officer's performance and compares his compensation to peer group data.

Annual Bonuses

Officers and employees of the Corporation and its subsidiary are awarded annual bonuses at the end of each year at the discretion of the Committee. The amount of the bonus, if any, for each officer (other than the Chief Executive Officer) is recommended to the Committee by the Chief Executive Officer based upon his evaluation of the achievement of corporate and individual goals and his assessment of subjective factors such as leadership, innovation and commitment to the corporate advancement. The Corporation's annual incentive bonus is based on meeting specific financial performance targets pursuant to a bonus plan. The plan provides for a range of bonus awards based, among other things, upon return on equity.

Chief Executive Officer Compensation

The compensation for the Chief Executive Officer was established at a level which the Committee believed would approximate the compensation of chief executive officers of similar organizations and would reflect prevailing market conditions. The Committee also took into consideration a variety of factors, including the achievement of corporate financial goals and individual goals. The financial goals included increased earnings, return on assets, return on equity and asset quality. No formula assigning weights to particular goals was used, and achievement of other corporate performance goals was considered in general. The Chief Executive Officer was also awarded incentive stock options under the Corporation's Incentive Stock Plan. Based upon its review of the Corporation's performance, the Committee believes that the total compensation awarded to the Chief Executive Officer for 2000 is fair and appropriate under the circumstances.

Stock Options

The Committee administers the 1994 Incentive Stock Plan. Stock options are designed to furnish long-term incentives to the officers of the Corporation to build shareholder value and to provide a link between officer compensation and shareholder interest. The Committee made awards under the Stock Option Plan to the officers of the Corporation and its subsidiary in 2000. Awards were based upon performance, responsibilities and the officer's relative position and ability to contribute to future performance of the Corporation. In determining the size of the option grants (except grants to the Chief Executive Officer), the Committee considered information and evaluations provided by the Chief Executive Officer. The award of option grants to the Chief Executive Officer was based on the overall performance of the Corporation and on the Committee's assessment of the Chief Executive Officer's contribution to the Corporation's performance and his leadership.

The Committee

The Compensation Committee currently has three members. No member of the Committee is an employee or officer of the Corporation or of its subsidiary. None of the Committee members has interlocking relationships as defined by the Securities and Exchange Commission, with the Corporation or its subsidiary. The Committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1 million per executive. The Committee's recommended compensation amounts meet the requirements for deductibility.

The Compensation Committee: Melvin Wendt, Robert Fait, and Thomas Laken, Jr.

The following table shows the cumulative total stockholder return on the Corporation's Common Stock over the last five fiscal years compared to the returns of the Standard & Poor's 500 Stock Index and the NASDAQ Bank Index:

                                PERFORMANCE TABLE

(INSERT PERFORMANCE GRAPH)




                                    12/31/95     12/31/96     12/31/97      12/31/98     12/31/99     12/31/00
 First Banking Center, Inc             100          118          134           156          173          186
 S&P 500                               100          123          164           210          255          232
 NASDAQ Bank Index                     100          129          215           193          182          214


                                   PROPOSAL 2
                PROPOSAL TO AMEND THE FIRST BANKING CENTER, INC.
                            1994 INCENTIVE STOCK PLAN


In 1995, the shareholders of the Corporation approved the 1994 Incentive Stock Plan (the "Plan"). A summary description of the Plan is provided under "EXECUTIVE COMPENSATION Incentive Stock Plan" above.

In 1999, the shareholders of the corporation approved four (4) amendments to the Plan, as set forth in the Proxy Statement for the Annual Meeting of Shareholders held on April 20, 1999.

On March 12, 2001, the Board of Directors of the Corporation adopted, subject to shareholder approval, a proposed amendment to Section 7.2 of the Plan.

Summary of Proposal

Section 7.2 of the Plan currently provides for the annual grant to each non-employee director of the Corporation of a nonqualified option to purchase five hundred (500) shares of Common Stock of the Corporation. Pursuant to the Plan, such option is automatically granted in December of each year. The option price is equal to the Fair Market Value of the Common Stock on the date of grant.

Under the proposed amendment, beginning in December of 2000, the nonqualified stock option granted to the non-employee directors of the Corporation would provide an option to purchase eight hundred (800) shares of Common Stock at an option price equal to the Fair Market Value of the Common Stock on the date of grant.

Reason for the Amendment

The Board believes that the success of the Corporation depends to a large degree on its continued ability to attract and retain directors with relevant experience who are motivated to exert their best efforts on behalf of the Corporation. The Board and management have reviewed the Corporation's current arrangements for compensation of directors of the Corporation and believe that an increase in option awards will promote the long-term success of the Corporation by further aligning the interest of the non-employee directors of the Corporation with the interests of the Corporation and its stockholders. The Board and management also took into consideration the termination of the pension and death benefits agreements for certain directors and the resulting savings in future benefit expenses to the Subsidiary Bank, estimated to amount to approximately Thirty Thousand Dollars ($30,000.00) annually.

Voting Requirements and Recommendation

The amendment of the Plan will be adopted if the votes cast in favor of the amendment exceed the votes cast against it.

The Directors and management of the Corporation have a personal interest in the ratification of the proposed amendment of the Plan. Nevertheless, they believe that the proposed amendment is in the best interest of the Corporation and its shareholders.

THEREFORE, THE DIRECTORS AND MANAGEMENT OF THE CORPORATION RECOMMEND THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE PROPOSED AMENDMENT. SEE EXHIBIT A FOR THE TEXT OF THE PROPOSED AMENDMENT.

                      ADDITIONAL INFORMATION ON MANAGEMENT

Transactions With Directors and Officers

Certain directors and executive officers of the Corporation, and their related interests had loans outstanding in the aggregate amounts of $4,086,000 and $927,000 at December 31, 2000 and 1999, respectively. During 2000, $6,159,000 of new loans were made and repayments totaled $3,000,000. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and did not involve more than normal risks of collectability or present other unfavorable features. The loans to directors and executive officers and their related business interests at December 31, 2000 represented 10.8% of stockholders equity.

Section 16 Reports

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Corporation's directors and executive officers and shareholders holding more than 10% of the outstanding stock of the Corporation (the "insiders") are required to report their initial ownership of stock and any subsequent change in such ownership to the Securities and Exchange Commission and the Corporation (the "16(a) filing requirement"). Specific time deadlines for the 16(a) filing requirements have been established by the Securities and Exchange Commission.

To the Corporation's knowledge, and based solely upon a review of the copies of such reports furnished to the Corporation, all 16(a) filing requirements applicable to Insiders during 2000 were satisfied on a timely basis.

                           AUDIT COMMITTEE DISCLOSURES

The Audit Committee currently consists of Messrs. Ernster, Laken and Jacobson. All members of the Audit Committee are independent, in accordance with existing requirements applicable to the Corporation. The duties and responsibilities of the Audit Committee include (i) recommending to the Board of Directors the appointment of the Corporation's auditors and any termination of engagement;
(ii) reviewing the plan and scope of audits; (iii) reviewing the Corporation's significant accounting policies and internal controls and (iv) having general responsibility for all audit related matters. The Board of Directors of the Corporation has not adopted an Audit Committee Charter.

                             AUDIT COMMITTEE REPORT

The Audit Committee has (i) reviewed and discussed the Corporation's audited financial statements for the fiscal year ended December 31, 2000, with management and with the Corporation's independent auditors; (ii) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and (iii) received and discussed the written disclosures and the letter from the Corporation's independent auditors required by Independence Standards Board Statement No.1 (Independence Discussions With Audit Committees). Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Corporation be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee:

John M. Ernster               Thomas Laken, Jr.               Daniel T. Jacobson

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

In September, 2000, the Corporation's Board of Directors determined that the audits of the Corporation's financial statements on the one hand, and the continuing internal audit functions on the other hand should be performed by two
(2) separate  providers to obtain maximum audit and internal controls  benefits.
Accordingly, Virchow, Krause & Company, LLP, ("Virchow, Krause") which was previously engaged to audit the Corporation's financial statements, ceased to perform such financial statement auditing functions and was retained to perform continuing periodic internal auditing and control functions.

Virchow, Krause's reports on the Corporation's financial statements for the 1999 and 1998 fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants for auditing the Corporation's financial statements was approved by the Board of Directors.

During the Corporation's two (2) most recent fiscal years and any subsequent interim periods preceding the time at which Virchow, Krause ceased to audit the Corporation's financial statements, there were no disagreements with Virchow, Krause on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Virchow, Krause, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The Corporation engaged a new independent accountant, McGladrey and Pullen, LLP, as of September 25, 2000, to audit the Corporation's financial statements.

McGladrey and Pullen, LLP performed a complete audit of First Banking Center, Inc. during 2000 and provided a certified financial statement for the year ended December 31, 2000. Virchow, Krause & Company, LLP performed a complete audit of First Banking Center, Inc. during 1999 and provided a certified financial statement for the year ended December 31, 1999.

McGladrey and Pullen, LLP, also performed a non-audit function for the Corporation consisting of the preparation of the Corporation's 2000 Income Tax returns. No representative of McGladrey and Pullen, LLP, will be present at the Annual Stockholders' Meeting on April 17, 2001. The Board of Directors has selected McGladrey and Pullen, LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2001 to provide a certified financial statement for 2001.


Audit Fees

The aggregate fees billed by McGladrey and Pullen, LLP, for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2000, and the reviews of the financial statements included in the Corporation's Forms 10-Q for the 2000 fiscal year amounted to $25,000.

Financial Information Systems Design and Implementation Fees

The aggregate fees billed by McGladrey and Pullen, LLP, for professional services rendered to the Corporation in fiscal year 2000 in connection with the design and implementation of financial information systems amounted to $ -0-.

All Other Fees

The aggregate fees billed by McGladrey and Pullen, LLP, for the preparation of the Corporation's income tax returns for the 2000 fiscal year amounted to $ -0-.

The Audit Committee has determined that the provision of non-audit services for the 2000 fiscal year by McGladrey and Pullen, LLP, is compatible with maintaining that firm's independence as an independent accountant.

                            PROPOSALS BY STOCKHOLDERS

Shareholders' proposals to be presented at the 2002 Annual Stockholders' Meeting must be received by the Corporation at its principal office, 400 Milwaukee Avenue, Burlington, Wisconsin, on or before November 16, 2001.

                                  MISCELLANEOUS

Management does not intend to bring any other matters before the meeting and knows of no matters to be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

A COPY OF THE FIRST BANKING CENTER, INC. ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS AND SCHEDULES FILED WITH THE SECURITIESAND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934 WILL BE MADE AVAILABLE TO STOCKHOLDERS UPON WRITTEN REQUEST AT NO CHARGE.REQUESTS SHOULD BE ADDRESSED TO:
Mr. John S. Smith, Secretary, First Banking Center, Inc., 400 Milwaukee Avenue, P.O. Box 660, Burlington,Wisconsin, 53105.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John S Smith

JOHN S. SMITH, SECRETARY
Burlington, Wisconsin
March 16, 2001


                                    EXHIBIT A

                   AMENDMENT OF THE 1994 INCENTIVE STOCK PLAN

Section 7.2 of the 1994 Incentive Stock Plan reading as follows:

"Section 7.2 Grant of Options to Board of Directors

Simultaneously with the first grant of Options under the Plan in December, 1994, each Board Director shall automatically be granted a nonqualified stock option to purchase 100 shares of Stock. Thereafter, simultaneously with the grant of Options under the Plan to other Participants in each December beginning in 1995 (or, if no such grants are made in a particular year, then on December 31, of such year), each Board Director shall automatically be granted a nonqualified stock option to purchase 100 shares of Stock. Beginning in December 1998 and in each December thereafter, each Board Director shall automatically be granted a nonqualified stock option to purchase 500 shares of Stock. Each such Option shall have an Option price equal to the Fair Market Value of the Stock on the date of grant, shall expire on the tenth (10th) anniversary of the date of grant, and subject to Section 17 shall be first exercisable as to one-third (1/3) of the shares on the first anniversary of the date of grant, as to another one-third (1/3) of the shares on the second anniversary of the date of grant and as to the remaining shares on the third (3rd) anniversary of the date of the grant."

is deleted in its entirety and the following is inserted in lieu thereof:



"Section 7.2 Grant of Options to Board of Directors

Beginning in December of the year 2000 and in each December thereafter, each Board Director shall automatically be granted a nonqualified stock option to purchase 800 shares of Stock. Each such Option shall have an Option Price equal to the Fair Market Value of the Stock on the date of grant, shall expire on the tenth (10th) anniversary of the date of the grant, and subject to Section 17 shall be first exercisable as to one-third (1/3) on the first (1st) anniversary of the date of grant, as to another one-third (1/3) of the shares on the second
(2nd) anniversary of the date of grant and as to the remaining shares on the third (3rd) anniversary of the date of grant."